Exhibit 10.2

STOCK APPRECIATION RIGHT AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
(For Stock-Settled SAR’s)

UNDER ANIKA THERAPEUTICS, INC.
2003 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:________________________________

No. of Stock Appreciation Rights:_____________________________

Exercise Price per Share:____________________

Grant Date:______________________________

Expiration Date:_________________________________

Pursuant to the Anika Therapeutics, Inc. 2003 Stock Option and Incentive Plan, as amended through the date hereof (the “Plan”), Anika Therapeutics, Inc. (the “Company”) hereby grants to the Grantee named above the number of Stock Appreciation Rights (as defined in the Plan) specified above (the “SAR’s”). Each of the SAR’s granted herein relates to one share of Common Stock, par value $0.01 per share (the “Stock”), of the Company. This Agreement shall give the Grantee the right to exercise on or prior to the Expiration Date specified above all or part of the number of SAR’s specified above at the Exercise Price per Share specified above and to receive shares of Stock as payment therefor in accordance with paragraph 2 of this Agreement, subject to the terms and conditions set forth herein and in the Plan.

1.             Exercisability Schedule. No SAR’s may be exercised until they have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, these SAR’s shall be exercisable with respect to the following number of Shares on the dates indicated:

Number of SAR’s Exercisable	Exercisability Date
[Number of SARs Granted] (100%)	[Grant Date]

Once exercisable, these SAR’s shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

Upon the occurrence of a Change of Control as defined in Section 17 of the Plan, each Stock Appreciation Right granted hereunder shall automatically become fully exercisable.

2.             Manner of Exercise.

(a)           The Grantee may exercise any exercisable SAR’s only in the following manner:  from time to time on or prior to the Expiration Date of the SAR’s, the Grantee may give written notice to the Administrator of his or her election to exercise some or all of the SAR’s exercisable at the time of such notice. This notice shall specify the number of SAR’s to be exercised.

The delivery of certificates representing the SAR Shares will be contingent upon any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be delivered pursuant to the exercise of SAR’s under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.

(b)           The Grantee shall thereupon receive a payment equal to the product of (i) the Fair Market Value of a share of Stock on the date of exercise less the Exercise Price per Share specified in this Agreement, multiplied by (ii) the number of SAR’s exercised. Such payment shall be in the form of shares of Stock valued at the Fair Market Value of a share of stock on the date of exercise. Any fractional shares shall be paid in cash.

Certificates for shares of Stock shall be issued and delivered to the Grantee upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Grantee. The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to the SAR’s unless and until such SAR’s shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Grantee or a nominee designated by the Grantee, and the Grantee’s name or the name of such Grantee’s nominee shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c)           The minimum number of SAR’s that may be exercised at any one time shall be 100, unless the number of SAR’s being exercised is the total number of SAR’s subject to exercise under this Agreement at the time.

(d)           Notwithstanding any other provision hereof or of the Plan, no SAR shall be exercisable after the Expiration Date thereof.

3.             Termination of Business Relationship. If the Grantee ceases to have a business relationship with the Company, the period within which to exercise the SAR’s may be subject to earlier termination as set forth below.

(a)           Termination Due to Death. If the Grantee ceases to have a business relationship with the Company by reason of death, any SAR’s held by the Grantee shall become fully exercisable and may thereafter be exercised by the Grantee’s legal representative or legatee for a period of 12 months from the date of death or the Expiration Date, if earlier.

(b)           Termination Due to Disability. If the Grantee ceases to have a business relationship with the Company by reason of disability (as determined by the Administrator), any SAR’s held by the Grantee shall become fully exercisable and may thereafter be exercised by the Grantee for a period of 12 months from the date of termination or until the Expiration Date, if earlier. The death of the Grantee during the 12-month period provided in this Section 3(b) shall extend such period for another 12 months from the date of death or until the Expiration Date, if earlier.

(c)           Termination for Cause. If the Grantee ceases to have a business relationship with the Company for Cause, any SAR’s held by the Grantee shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall have the definition applied under the common law of the Commonwealth of Massachusetts.

(d)           Other Termination. If the Grantee ceases to have a business relationship with the Company for any reason other than death, disability or Cause, and unless otherwise determined by the Administrator, any SAR’s held by the Grantee may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any SAR that is not exercisable at such time shall terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason for termination of the Grantee’s business relationship with the Company shall be conclusive and binding on the Grantee and his or her representatives or legatees.

(e)           If these SAR’s are granted in tandem with a Stock Option, then notwithstanding anything contained in this Paragraph 3, the SAR’s shall terminate and no longer be exercisable if and to the extent that the related Stock Option is terminated or is no longer exercisable.

4.             Incorporation of Plan. Notwithstanding anything herein to the contrary, these SAR’s shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in  Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5.             Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. These SAR’s are exercisable, during the Grantee’s lifetime, only by the Grantee, and thereafter, only by the Grantee’s legal representative or legatee.

6.             Tax Withholding. The Grantee shall, not later than the date as of which the exercise of these SAR’s becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

7.             Miscellaneous.

(a)           Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b)           This SAR Agreement does not confer upon the Grantee any rights with respect to continuance as a director of the Company.

(c)           Pursuant to Section 15 of the Plan, the Administrator may at any time amend or cancel any outstanding portion of these SAR’s, but no such action may be taken which adversely affects the Grantee’s rights under this Agreement without the Grantee’s consent.

ANIKA THERAPEUTICS, INC.

By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:

Grantee’s Signature

Grantee’s name and address: